Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders
of iShares Trust

In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the year ended March 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
May 21, 2015

Appendix A

iShares Trust
1.	iShares iBonds Sep 2015 AMT-Free Muni Bond ETF
2.	iShares iBonds Sep 2016 AMT-Free Muni Bond ETF
3.	iShares iBonds Sep 2017 AMT-Free Muni Bond ETF
4.	iShares iBonds Sep 2018 AMT-Free Muni Bond ETF
5.	iShares iBonds Sep 2019 AMT-Free Muni Bond ETF
6.	iShares iBonds Sep 2020 AMT-Free Muni Bond ETF
7.	iShares Asia 50 ETF
8.	iShares Core S&P 500 ETF
9.	iShares Core S&P Mid-Cap ETF
10.	iShares Core S&P Small-Cap ETF
11.	iShares Core S&P Total U.S. Stock Market ETF
12.	iShares Emerging Markets Infrastructure ETF
13.	iShares Europe ETF
14.	iShares Global 100 ETF
15.	iShares Global Clean Energy ETF
16.	iShares Global Consumer Discretionary ETF
17.	iShares Global Consumer Staples ETF
18.	iShares Global Energy ETF
19.	iShares Global Financials ETF
20.	iShares Global Healthcare ETF
21.	iShares Global Industrials ETF
22.	iShares Global Infrastructure ETF
23.	iShares Global Materials ETF
24.	iShares Global Tech ETF
25.	iShares Global Telecom ETF
26.	iShares Global Timber & Forestry ETF
27.	iShares Global Utilities ETF
28.	iShares India 50 ETF*
29.	iShares International Developed Property ETF
30.	iShares International Preferred Stock ETF
31.	iShares Japan Large-Cap ETF
32.	iShares Latin America 40 ETF
33.	iShares Micro-Cap ETF
34.	iShares Nasdaq Biotechnology ETF
35.	iShares Russell 1000 ETF
36.	iShares Russell 1000 Growth ETF
37.	iShares Russell 1000 Value ETF
38.	iShares Russell 2000 ETF
39.	iShares Russell 2000 Growth ETF
40.	iShares Russell 2000 Value ETF
41.	iShares Russell 3000 ETF
42.	iShares Core U.S. Growth ETF
43.	iShares Core U.S. Value ETF
44.	iShares Russell Mid-Cap ETF
45.	iShares Russell Mid-Cap Growth ETF
46.	iShares Russell Mid-Cap Value ETF
47.	iShares Russell Top 200 ETF
48.	iShares Russell Top 200 Growth ETF
49.	iShares Russell Top 200 Value ETF
50.	iShares S&P 100 ETF
51.	iShares S&P 500 Growth ETF
52.	iShares S&P 500 Value ETF
53.	iShares S&P Mid-Cap 400 Growth ETF
54.	iShares S&P Mid-Cap 400 Value ETF
55.	iShares S&P Small-Cap 600 Growth ETF
56.	iShares S&P Small-Cap 600 Value ETF
57.	iShares U.S. Preferred Stock ETF